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CUSIP NO. 58461Q102                   13D                    PAGE 11 OF 11 PAGES

                                                                    EXHIBIT 99.1

                                    AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need to be filed on their behalf with respect to the beneficial ownership of any equity securities of Medical Resources, Inc. or any subsequent acquisitions or dispositions of equity securities of Medical Resources, Inc. by any of the undersigned.

Dated: March 8, 2001



                                    AEGON USA Investment Management, Inc.


                                    By: /s/ Mark E. Dunn
                                       ---------------------------------------
                                            Name:
                                            Title:


                                    AUSA Life Insurance Company, Inc.


                                    By: /s/ Mark E. Dunn
                                       ---------------------------------------
                                            Name:
                                            Title:


                                    Life Investors Insurance Company of America

                                    By: /s/ Mark E. Dunn
                                       ---------------------------------------
                                            Name:
                                            Title: